                               FRAMEWORK AGREEMENT

THIS AGREEMENT (this "Agreement") is made and executed in Wuxi, Jiangsu
Province, P. R. C. on the 5th day of January, 2007 by and between:

Party A: Wuxi Seamless Oil Pipes Company Limited
Address: No. 38, Zhujiang Road, New and Hi-tech Industry Development Zone, Wuxi
Postal code: 214028
Telephone: 0510-5225533-3004
Fax: 0510-5218960

Party B: Wuxi Aihua Chemical Industry Co., Ltd.
Address: Lot 25, Development Zone, Wuxi
Postal code:
Telephone:
Fax:

Whereas:

1.    Party B is a company engaged in the production of paints and chemical products (the "Products") and intends to provide Party A with the
      Products;

2.    Party A intends to purchase the Products produced by Party B.

NOW, THEREFORE, in accordance with the Contract Law of the People's Republic of
China, after friendly consultation in all aspects, the Parties hereby agree with respect to the Products as follows:

ARTICLE 1 SUPPLY AND PURCHASING

During the effective period of this Agreement, Party B agrees to provide Party A with the Products and Party A agrees to purchase such Products from Party B.

ARTICLE 2 ORDERS FOR PRODUCTS

In executing purchasing orders, both Parties shall from time to time reach an agreement about the quantity, quality, prices and specifications of the Products through friendly consultation.

The purchase orders shall not be unilaterally modified or cancelled. In case either Party needs to modify or cancel orders due to changes in the situation, such Party shall notify the other Party of such modification or cancellation 10 days prior to the agreed shipment date and the modification or cancellation shall be valid only after confirmation by the other Party.

Party B shall deliver the Products to Party A on the date required by Party A in the orders. However, in case of unexpected events during production or transportation, Party A agrees to allow a delay in the requested delivery time of no longer than 10 days.

ARTICLE 3 PRICES

With regard to Product prices under this Agreement, both Parties shall negotiate and determine a fair price on the basis of the general commercial terms and similar market prices that Party A offers to independent third parties. In case there are no similar transactions to act as a reference to gauge the general commercial conditions, the prices shall not be less than the basic prices that an independent third party in the market would charge for similar products.

ARTICLE 4 MAXIMUM SALES VOLUME

On the basis of the quantity purchased by Party A and considering the market situation, both Parties forecast that, within the three financial years ending
December 31st, 2009, the annual maximum sales volume of Party B to Party A shall be RMB 10,000,000, RMB 13,000,000 and RMB 15,000,000.

ARTICLE 5 PAYMENT TERMS

Party A shall pay Party B within 5 days after Party A has tested and accepted the Products in accordance with the order requirements. [More detailed payment terms shall be determined by the Parties in the orders]

ARTICLE 6 AGREEMENT TERM

This agreement shall expire on December 31, 2009. Upon the expiry of the first
Agreement period, this Agreement shall be automatically extended for another three years on the condition that both Parties meet the requirements of an associated transaction specified by Chapter 14A of the Rules Governing the
Listing of Securities on the Stock Exchange of Hong Kong Limited, except that either Party may notify the other Party of the termination of this Agreement three months prior to the expiry date.

ARTICLE 7 WARRANTY BY PARTY B

Party B shall guarantee: (a) the quality: the products shall be in accordance with national and local quality regulations and the expiration date shall not be shorter than 180 days on delivery. In the event of any quality problems (except for those due to inappropriate storage by Party A), Party B shall be responsible for any return and exchange, and the exchange quantity shall be determined according to the actual accepted quantity of Party A; (b) no shortage or damage:
Party B shall compensate any shortage or transportation losses after Party B's confirmation; (c) no depreciation: during the term of the Agreement, in case of any price reduction of Party B's Products due to government action, Party B shall compensate Party A for depreciation losses pertaining to the Products in
Party A's storage. [The company shall determine the actual contents].

Party B shall give priority to the Products requested by Party A and offer the above-mentioned warranty to Party A in reasonable situations.

Party B promises to assist Party A and its auditors to acquire any related business and accounts records for auditing in the corresponding financial years.

ARTICLE 8 FORCE MAJEURE

In case one or both Parties fails to perform or fully perform the duties provided herein on account of force majeure, such Party (or Parties) in contingency may be exempted from liability for breach of this Agreement, but shall inform the other Party (or each other) of the situation immediately with accompanying notarized written materials concerning the force majeure issued by the local public notary authorities. During the existing period of force majeure, in case the Party (or Parties) in contingency may partially perform the relevant obligations hereunder, such Party (or Parties) shall do so; in case such Party (or Parties) can perform none of such obligations, they shall perform or terminate the performance of the obligations impeded by such force majeure when the force majeure ends and the other Party so approves.

ARTICLE 9  CONFIDENTIALITY

(1)   Without the written approval of the other Party, each Party undertakes that it shall not disclose by itself to a third party or permit its shareholders, directors, senior executives, staff and agents to disclose to a third party any materials or content concerning the subject of this
      Agreement ("Confidential Information").

(2)   Under the following circumstances, Article 9 shall not impede either
      Party's use or disclosure of Confidential Information that: (a) was known prior to the disclosure by the other party; (b) was legally obtained from the third party without any violation of confidentiality obligations; (c)
      became available to the general public without fault on the part of either
      Party; (d) was derived without directly or indirectly using such information; or (e) was disclosed pursuant to laws, regulations, legal procedures or court orders.

(3)   Both Parties acknowledge and agree that Party A may make quick or urgent disclosures about this Agreement or any affairs about this Agreement pursuant to law or the request of any regulatory agencies (including but not limited to the Stock Exchange of Hong Kong Limited or the Hong Kong
      Securities and Futures Commission). Party A shall submit a disclosure draft to Party B, but Party B shall give its opinions about the draft immediately to meet the time limit stipulation of relevant laws or any regulatory agencies.

(4)   Each Party acknowledges and agrees that after the signing of this
      Agreement and the contents thereof, the other Party may issue disclosures
      (except those of the above-mentioned article (3)), circular letters, reports and announcements. Prior to the issuance of such disclosures, circular letters, reports and announcements, in case the contents are related to the other Party or affiliated companies thereof, such Party shall obtain prior approval from the other Party (such approval shall not be unreasonably withheld or delayed but given promptly). Each Party shall submit

      drafts of such disclosures, circular letters, reports and announcements to the other Party. If the other Party gives no reply within a reasonable time after receiving the drafts, such Party shall deem it as approval by the other Party.

ARTICLE 9 APPLICABLE LAWS

The signing, effectiveness, interpretation, execution, and dispute resolution of this agreement shall be governed by the laws of the People's Republic of China.

ARTICLE 10 DISPUTE RESOLUTION

Any disputes arising from or in connection with this Agreement shall be settled by both Parties through friendly consultations. If the Parties fail to settle the disputes through friendly consultations, either Party may directly bring a lawsuit in the People's Court.

The Parties hereto have caused this Agreement to be executed by their authorized representatives; this Agreement is made in two copies, with each Party holding one copy.

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           Party A: WUXI SEAMLESS OIL PIPES COMPANY LIMITED

           (Seal)
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           Authorized Representative: /s/
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           Party B: WUXI AIHUA CHEMICAL INDUSTRY CO., LTD.

           (Seal)
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           Authorized Representative: /s/
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